Exhibit 10.3

AMENDMENT NO. 1 TO
COMMON STOCK PURCHASE WARRANTS

This AMENDMENT NO. 1 TO COMMON STOCK PURCHASE WARRANT (this “Amendment”) is entered into as of July 9, 2024, by and between Aditxt, Inc., a Delaware corporation (the “Company”), and such holder identified on the signature page hereto (the “Holder”).

WHEREAS, the Holder is the holder of (i) that certain Common Stock Purchase Warrant, issued as of December 29, 2023, to purchase 2,474,228 shares of common stock of the Company, par value $0.001 (“Common Stock”) per share at an exercise price per share of $4.60 per share (the “December 2023 Warrant”); (ii) that certain Common Stock Purchase Warrant issued as of April 20, 2023 to purchase 79,268 shares of the Company’s Common stock at an exercise price of $4.60 per share (the “April 2023 Warrant”); (iii) those certain Common Stock Purchase Warrants issued as of September 20, 2022 to purchase 25,000 shares of the Company’s Common Stock (the “September 2022 Warrants”); (iv) that certain Common Stock Purchase Warrant, issued as of September 1, 2020, to purchase 353 shares of the Company’s Common Stock (the “September 2020 Warrant”); (v) that certain Common Stock Purchase Warrant, issued as of August 30, 2021, to purchase 968 shares of the Company’s Common Stock (the “August 2021 Warrant”); (vi) that certain Common Stock Purchase Warrant, issued as of December 3, 2021, to purchase 1,005 shares of the Company’s Common Stock (the “December 2021 Warrant” and together with the December 2023 Warrant, the April 2023 Warrant, the September 2022 Warrants, the September 2020 Warrant and the August 2021 Warrant, the “Warrants” );

WHEREAS, pursuant to the terms of each of the Warrants, each of the Warrants may be modified or amended or the provisions thereof waived with the written consent of the Company and the Holder; and

WHEREAS, the Company and the Holder desire to amend each of the Warrants as set forth in this Amendment to lower the exercise price of each of the Warrants to $1.49 per share.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Holder hereby agree as follows:

1. Amendments

a. Exercise Price. Section 2(b) of each of the Warrants is hereby amended and restated as follows:

“b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $1.49 per share, subject to adjustment hereunder (the “Exercise Price”).

2. No Further Amendment. Except as amended by this Amendment, each of the Warrants remains unaltered and shall remain in full force and effect.

3. Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the transaction documents under which each of the Warrants were originally issued.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Signatures delivered by facsimile, electronic mail (including as a PDF file) or other transmission method shall be deemed to be original signatures, shall be valid and binding, and, upon delivery, shall constitute due execution of this Amendment.

(Signature page follows)

IN WITNESS WHEREOF, each of the Company and the Holder has caused this Amendment to be executed by its officer thereunto duly authorized as of the date first above indicated.

COMPANY:

ADITXT, INC.

By:
Name:	Amro Albanna
Title:	CEO

HOLDER:

Name of Holder:

By:
Name:
Title: